WorldPort, Dinton Trader
October 31, 1996
Page 1


WorldPort Communications, Inc.
100 California Street, Suite 1400
San Francisco, California 94111
Telephone (415) 393-0724
Facsimile (415) 393-0721

October 31, 1996

Mr. Robert Richman
Dinton Trader S.A.
c/o Dinton Trader U.K. Ltd.
4 William Street
London, United Kingdom Sw1X 9HL

Dear Mr. Richman:

When executed by both parties where indicated below, this letter will form an Agreement commencing October 31, 1996 between WorldPort Communications, Inc. ("WorldPort"), a Delaware corporation, and Dinton Trader S.A. ("Dinton Trader") whereby Dinton Trader will provide certain financial advisory services to WorldPort.

A.       SERVICES TO BE PERFORMED FOR WORLDPORT:

         1. Dinton Trader will assist WorldPort in the identification of companies that may be potential merger or acquisition candidates. Dinton Trader as needed, will contact such companies, in structuring, negotiating, and closing merger or acquisition transactions. Dinton Trader will, as needed, participate in due diligence review of potential acquisitions.

         2. Dinton Trader will assist WorldPort in developing and implementing a corporate financial strategy including market research, financial analysis and capitalization strategies.

         3. Dinton Trader will assist WorldPort in identifying additional management personnel for WorldPort.

         4. Dinton Trader will review and analyze all existing WorldPort business plans and corporate literature and all new corporate materials to be created while this Agreement is in effect.

B.       COMPENSATION AND FEES PAYABLE

         1. Advisory Fee: WorldPort will agree to pay to Dinton Trader an advisory fee of


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WorldPort, Dinton Trader
October 31, 1996
Page 2

         $360,000 for the services described herein, when and if such services are completed in a manner satisfactory to WorldPort, payable no later than June 30, 1997.

         2. Reimbursement of Expenses: WorldPort will reimburse Dinton Trader for expenses related to its performance under this Agreement, such expenses not to exceed $10,000.

C.       TERM OF AGREEMENT; SURVIVORSHIP

         1. The term of this Agreement shall commence on October 31, 1996 and shall be in effect until the sooner of (a) when Dinton Trader has performed the services described herein to the satisfaction of WorldPort or (b) June 30, 1997.

D.       INDEMNIFICATION

         Dinton Trader and WorldPort agree to indemnify each other against claims resulting from actions or omissions in connection with this engagement or arising out of misstatement of material facts by the other party or its affiliates, as follows:

         In consideration of this agreement, WorldPort hereby agrees to indemnify and hold harmless Dinton Trader and its affiliates, the respective directors, officers, principals, partners, agents and employees of Dinton Trader and its affiliates from any and all losses, claims, damages or liabilities (or actions in respect thereof) related to or arising out of WorldPort's actions or omissions in connection with this engagement or arising out of misstatement of material facts by WorldPort or its representatives relating to Dinton Trader's engagement hereunder. WorldPort will also reimburse Dinton Trader for all expenses (including reasonable counsel fees) as they are incurred by Dinton Trader in connection with pending or threatened litigation arising out of this agreement in which Dinton Trader is a party and for which WorldPort is obligated to indemnify Dinton Trader pursuant to the preceding sentence. WorldPort will not, however, be responsible for any claims, liabilities, losses, damages or expenses that result from bad faith, gross negligence or willful misconduct by Dinton Trader or any of its affiliates or approved assignees.

         Dinton Trader hereby represents and warrants that during the course of its engagement it will not knowingly make any misstatement of material fact or omit to state any material fact necessary to make any statement not misleading, to induce an investor to purchase WorldPort's securities,  nor will  Dinton  Trader  take any  action  deemed to be a general solicitation or offer to the public of securities in any jurisdiction and Dinton Trader agrees to comply with relevant securities laws in any jurisdiction in which securities are offered to potential investors in connection with the transaction

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WorldPort, Dinton Trader
October 31, 1996
Page 3

         contemplated pursuant to this engagement agreement. Dinton Trader hereby agrees to indemnify, defend, and hold harmless WorldPort and its directors, officers, agents and employees from any and all losses, claims, damage or liabilities (or actions in respect thereof) related to or arising out of a breach by Dinton Trader of the representations and warranties made in the preceding sentence or by any act of bad faith, gross negligence or willful misconduct on the part of Dinton Trader or its principals, directors, and employees.

         Dinton Trader and WorldPort, and in particular the signatories hereto, affirm that they each have all requisite corporate authority to execute and deliver this engagement agreement for the services contemplated herein, and the execution and delivery of this engagement letter by Dinton Trader and WorldPort and the engagement for performance of services contemplated herein does not constitute a material breach or violate the provisions of any agreement, engagement, law, rule, regulation, or court order to which Dinton Trader or WorldPort or any of their respective assets, properties, or representatives are bound.

E.       GOVERNING LAW

         This Agreement shall be governed by the laws of the State of California.

F.       SIGNATURES

         By their authorized signatures below, Dinton Trader and WorldPort do agree to be bound by the terms of this Agreement. This Agreement may be signed in counterparts, including fax signatures.

         ACCEPTED FOR WORLDPORT COMMUNICATIONS, INC.

                           \s\                    On this date: October 31, 1996
         Mr. Edward P.  Mooney

         Its: President

         ACCEPTED FOR DINTON TRADER S.A. BY:

                           \s\                    On this date: November 1, 1996
         Mr. Robert Richman

         Its:

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